October 14, 2025 2025 Third Quarter Earnings Presentation

1 Forward–looking statements Certain statements contained in this Presentation that are not historical in nature may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the Company’s future plans, results, strategies, and expectations, including expectations around changing economic markets and statements regarding the merger of Southern States Bancshares, Inc. (“Southern States”) with the Company (the “Merger”) and expectations with regard to the benefits of the Merger. These statements can generally be identified by the use of the words and phrases “may,” “will,” “should,” “could,” “would,” “goal,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target,” “aim,” “predict,” “continue,” “seek,” and other variations of such words and phrases and similar expressions. These forward-looking statements are not historical facts, and are based upon management’s current expectations, estimates, and projections, many of which, by their nature, are inherently uncertain and beyond the Company’s control. The inclusion of these forward-looking statements should not be regarded as a representation by the Company or any other person that such expectations, estimates, and projections will be achieved. Accordingly, the Company cautions shareholders and investors that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, and uncertainties that are difficult to predict. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. A number of factors could cause actual results to differ materially from those contemplated by the forward-looking statements including, without limitation, (1) current and future economic conditions, including the effects of inflation, interest rate fluctuations, changes in the economy or global supply chain, supply-demand imbalances affecting local real estate prices, and high unemployment rates in the local or regional economies in which the Company operates and/or the US economy generally, (2) changes or the lack of changes in government interest rate policies and the associated impact on the Company’s business, net interest margin, and mortgage operations, (3) increased competition for deposits, (4) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of our investment securities portfolio, (5) any deterioration in commercial real estate market fundamentals, (6) risks associated with the Merger, including (a) the risk that the cost savings and any revenue synergies from the Merger is less than or different from expectations, (b) disruption from the Merger with customer, supplier, or employee relationships,(c) the possibility that the costs, fees, expenses and charges related to the Merger may be greater than anticipated, including as a result of unexpected or unknown factors, events, or liabilities, (d) the risks related to the integration of the combined businesses, including the risk that the integration will be materially delayed or will be more costly or difficult than expected, (e) the diversion of management time on merger-related issues, (f) the ability of the Company to effectively manage the larger and more complex operations of the combined company following the Merger, (g) the risk of expansion into new geographic or product markets, (h) reputational risk and the reaction of the parties’ customers to the Merger, (i) the Company’s ability to successfully execute its various business strategies, including its ability to execute on potential acquisition opportunities, and (j) the risk of potential litigation or regulatory action related to the Merger, (7) the Company’s ability to identify potential candidates for, consummate, and achieve synergies from, other potential future acquisitions, (8) the Company’s ability to manage any unexpected outflows of uninsured deposits and avoid selling investment securities or other assets at an unfavorable time or at a loss, (9) the Company’s ability to successfully execute its various business strategies, (10) changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, including legislative developments, (11) the effectiveness of the Company’s controls and procedures to detect, prevent, mitigate and otherwise manage the risk of fraud or misconduct by internal or external parties, including attempted physical-security and cybersecurity attacks, denial-of-service attacks, hacking, phishing, social-engineering attacks, malware intrusion, data-corruption attempts, system breaches, identity theft, ransomware attacks, environmental conditions, and intentional acts of destruction, (12) the Company’s dependence on information technology systems of third party service providers and the risk of systems failures, interruptions, or breaches of security, (13) the impact, extent and timing of technological changes, (14) concentrations of credit or deposit exposure, (15) the impact of natural disasters, pandemics, acts of war or terrorism, or other catastrophic events, (16) events giving rise to international or regional political instability, including the broader impacts of such events on financial markets and/or global macroeconomic environments, and/or (17) general competitive, economic, political, and market conditions. Further information regarding the Company and factors which could affect the forward-looking statements contained herein can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in any of the Company’s subsequent filings with the SEC. Many of these factors are beyond the Company’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this Presentation, and the Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict their occurrence or how they will affect the Company. The Company qualifies all forward-looking statements by these cautionary statements.

2 Use of non-GAAP financial measures This Presentation contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures may include, without limitation, adjusted net income, adjusted diluted earnings per common share, adjusted pre-tax pre-provision net revenue, consolidated and segment core revenue, consolidated and segment core noninterest expense and core noninterest income, consolidated and segment core efficiency ratio (tax-equivalent basis), adjusted return on average assets and equity, and adjusted pre-tax pre-provision return on average assets. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted (or core) measures. Also, the Company presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, on-balance sheet liquidity to tangible assets, return on average tangible common equity, and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles. Additionally, the Company presents adjusted risk-weighted assets, adjusted common equity tier 1 capital and adjusted total risk-based capital to show the impact if all available-for-sale securities were sold. Adjusted risk-weighted assets excludes the book value and net unrealized loss of the available-for-sale securities portfolio. Adjusted common equity tier 1 and adjusted total risk-based capital includes the portion of accumulated other comprehensive income related to available-for-sale securities that the Company has elected to remove from the capital calculations in accordance with the capital rules. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non- GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non- GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. Also, since investors may assess the Company’s capital adequacy with the impact of the net unrealized losses on available-for-sale securities, the Company believes that it is useful to provide investors the ability to assess the Company’s capital adequacy as if all available-for-sale securities were sold. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the corresponding non-GAAP reconciliation tables below in this Presentation for additional discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

3 3Q 2025 Results 1 Non-GAAP financial measure; See “Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein. Reported Adjusted1 Diluted earnings per common share $0.43 $1.07 Pre-Tax Pre-Provision Net Revenue ($mm) $64.0 $81.0 Net interest margin (tax-equivalent basis) 3.95% 3.95% Efficiency Ratio 63.2% 53.3% Return on average assets 0.58% 1.43% Return on average tangible common equity1 5.82% 14.7% Key highlights Earnings • Net income of $23.4 million or $57.6 million (adjusted) • Adjusted net income excludes $44 million in pre-tax merger related provision and integration expense • NIM expansion to 3.95% and improved efficiency ratio • Strong ROAA & ROATCE (after merger-related adjustments) Balance Sheet • Merger adds balance sheet scale – $16.2B in assets, $12.3B in loans, & $13.8B in deposits at quarter-end • Annualized loan growth of 5% (ex. merger impact) Credit • ACL coverage ratio of 1.50% • Annualized net charge-offs of 0.05% • Day one provision expense from acquisition of $28.4 million Capital • Capital position remains strong – • Tangible Common Equity to Tangible Assets1 10.1% • CET 1 Ratio 11.7% and Total Risk-Based Capital 13.5% (preliminary) • C&D and CRE concentration ratios within target ranges M&A • Merger completed with Southern States Bancshares Inc. (“SSBK”) – deal closed and systems converted in 3Q • 3Q represents a full quarter of combined company results • Deal synergies ahead of schedule  100% expected beginning 1/1/2026

FirstBank

3Q 2025 Earnings

$ in thousands, except per share data	Quarter ended 3Q25	2Q25	3Q24	$ Change from 2Q25	3Q24
Total Revenue	173,875	76,863	89,520	97,012	84,355
Provision for credit losses	34,417	5,337	1,914	29,080	32,503
Noninterest Expense	109,856	81,261	76,212	28,595	33,644
Pre-tax (loss) income	29,602	(9,735)	11,394	39,337	18,208
Income tax (benefit) expense	6,227	(12,652)	1,174	18,879	5,053
Noncontrolling Interest	-	8	-	(8)	-
Net income	**23,375**	**2,909**	**10,220**	**20,466**	**13,155**
Selected items impact[1]	34,231	37,912	29,912	(3,681)	4,319
Adjusted net income[2]	57,606	40,821	40,132	16,785	17,474
Diluted earnings per share	$ 0.43	$ 0.06	$ 0.22	$ 0.37	$ 0.21
Adjusted diluted earnings per share[2]	$ 1.07	$ 0.88	$ 0.86	$ 0.19	$0.21

Selected Items Impact[1]	3Q25
Income before income taxes	**29,602**
Plus initial provision for credit losses on acquired loans and unfunded commitments	28,366
Plus merger and integration costs	16,057
Less other items, net	(904)
Income tax expense, adjusted for items above	17,323
Adjusted Net Income[2]	**57,606**
Net Income	23,375
Selected items impact[1]	34,231

- 3Q results include a full quarter's impact from Southern States merger
- Net interest income up due to larger balance sheet and accretive impact from acquired loans
- Provision expense includes day one impact of reserves for acquired non-PCD loans and unfunded commitments
- Noninterest expense up across most categories from the addition of Southern States & higher performance-based incentive accruals
- M&I costs peaked in 3Q from deal closure & conversion

[1] Non-GAAP financial measure; Represents the aggregate total of items that comprise the difference between Net Income and Adjusted Net Income. See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein. [2] Non-GAAP financial measure; See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein.

4

5 Driving shareholder value ¹ Non-GAAP financial measure; See “Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein. 2 3Q25 calculation is preliminary and subject to change. $2.64 $2.57 $2.48 $1.34 $2.92 $3.01 $3.40 $2.82 2022 2023 2024 YTD Earnings per share Adjusted earnings per share Earnings per Share $14 $14 $20 $22 $25 $27 $30 $28 $31 $34 $37 $12 $12 $15 $17 $19 $22 $25 $23 $26 $28 $30 3Q16 2016 2017 2018 2019 2020 2021 2022 2023 2024 3Q25 BVPS TBVPS 15.1% 15.2% 15.2% 14.7% 13.5% 3Q24 4Q24 1Q25 2Q25 3Q25 0.96% 0.87% 0.79% 0.97% 0.94% 3Q24 4Q24 1Q25 2Q25 3Q25 $53.8 $59.8 $52.1 $58.6 $81.0 3Q24 4Q24 1Q25 2Q25 3Q25 Book Value per Share Total RBC Ratio2 NPLs / Total Loans HFIAdjusted ROATCE1Adjusted PPNR1 (in millions) 1 1 $1,313 $1,319 $1,354 $1,364 $1,594 12.7% 12.2% 12.3% 12.4% 14.7% 3Q24 4Q24 1Q25 2Q25 3Q25 Tangible Common Equity Adj ROATCE11

Net Interest Margin

Highlights

- Increased net interest income (NII) from the addition of Southern States' balance sheet in the period, coupled with organic QoQ loan growth
- Net interest margin (NIM) benefits from Southern States historically higher pre-merger margin
- Net impact of accretion/(amortization) from Southern States totalled ~$6.2 million
  - ~7mm from loans & ~($838) thousand from deposits/debt

Net Interest Income Rollforward ***($ in thousands)***	
2Q25 Net Interest Income	112,236
Impact of loan rate & volume changes	40,965
Impact of deposit rate changes	2,929
Impact of deposit volume changes	(19,688)
SSBK purchase mark accretion/(amortization)	6,162
Impact of change in cash	5,250
Day count & other	234
3Q25 Net Interest Income	**148,088**

FTE NII / NIM Trend ($ in millions)



$106.6
3.55%
$109.0
3.50%
$108.4
3.55%
$112.2
3.68%
$148.1
3.95%
3Q24
4Q24
1Q25
2Q25
3Q25
Net Interest Income (NII)
Net Interest Margin (NIM)

6

7 Noninterest Income & Expense $76.2 $81.3 $109.9 85.1% 105.7% 63.2% 3Q24 2Q25 3Q25 Noninterest Expense ($ millions) Noninterest Expense Efficiency Ratio $76.2 $78.5 $93.5 58.4% 56.9% 53.3% 3Q24 2Q25 3Q25 Core Noninterest Expense ($ millions) Core Noninterest Expense Core Efficiency Ratio $(16.5) $(34.6) $26.6 $24.0 $25.8 $27.3 Noninterest Income ($ millions) Noninterest Income Core Noninterest Income Highlights 1 1 Non-GAAP financial measure; See "Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein. 1 1 1 Noninterest income: • Increase of $455 thousand in Mortgage and $305 thousand in Investment Svc • Service charges & ATM/Interchange up as a result of the Southern States acquisition • Compared quarters include securities sale losses of ~$60 million and ~$40 million, in 2Q25 and 3Q24, respectively Noninterest expense: • Full quarter impact from Southern States acquisition – notable impacts in Salaries & Benefits and Occupancy expense • Higher performance-based incentive accruals compared to prior quarter • Non-recurring merger & integration expenses for Southern States transaction peaked in the quarter 2Q253Q24 3Q25

8 Loans HFI $9.48 $9.60 $9.77 $9.87 $12.30 6.70% 6.51% 6.41% 6.44% 6.75% 3Q 24 4Q 24 1Q 25 2Q25 3Q25 Loans HFI / Total Yield ($ billions) Loans HFI Total Loan HFI Yield 1-4 family 15% 1-4 family HELOC 6% Multifamily 6% C&D 10% CRE 23% C&I 35% Other 5% Portfolio Mix $12.3 Billion 1 C&I includes owner-occupied CRE. 2 Excludes owner-occupied CRE. Note: Loan yield shown above includes a tax-equivalent adjustment using combined marginal tax rate of 26.06%. 1 2 • ~$2.3 billion in loan HFI balances acquired during the quarter due to the completion of the Southern States merger • Organic loan growth in the combined company loan portfolio of ~$156mm, or 5% annualized • Notable organic growth categories include – Residential real-estate, Owner-occupied commercial real estate, and Consumer & Other • Lift in loan yield attributable to historically higher yield on acquired Southern States portfolio, coupled with new loan origination activity coming on at rates higher than the portfolio average

9 Residential Development 38% Commercial 38% Consumer 16% Multifamily 8% Construction 28% Land 6% Lots 4% Office 18% Retail 22% Hotel 17% Warehouse/Industrial 18% Land-Manufactured Housing 4% Self Storage 5% Healthcare Facility 2% Assisted Living Facility 5% Other 9% Diversified loan portfolio CRE2 exposure by type Note: Data as of September 30, 20251 C&I includes owner-occupied CRE. 2 Excludes owner-occupied CRE. C&D exposure by type C&I1 Exposure by Industry ($ millions) Industry C&I CRE-OO Total % of Total Real estate rental and leasing $314 $343 $657 15% Manufacturing 230 239 469 11% Retail trade 89 301 390 9% Other services (except public administration) 67 279 346 8% Finance and insurance 314 18 332 8% Wholesale trade 174 134 308 7% Health care and social assistance 56 212 268 6% Construction 160 101 261 6% Accommodation and food services 75 153 228 5% Information 184 15 199 5% Professional, scientific and technical services 132 55 187 5% Transportation and warehousing 96 67 163 4% Administrative and support and waste management and remediation services 79 35 114 3% Arts, entertainment and recreation 44 45 89 2% Other 141 128 269 6% Total $2,155 $2,125 $4,280 100% Land 21% Retail 2% Other 15% Construction 13% Land 3%

10 Nashville 43% Memphis 8%Knoxville 3% Huntsville 6% Birmingham 11% Chattanooga 1% Other 9% Communities 19% Class A 26% Class B 41% Class C 12% Under $2 Million 21% Office exposure • Office loans as of 3Q25 – • Represent 4% of total Loans HFI population • 99% of portfolio is pass rated and current • 29% of portfolio matures by year-end 2026 • 55% fixed rate & 45% floating rate • Continuous monitoring of office loans greater than $2 million shows minimal concerns • Projects generally characterized by 25-30% cash equity requirement, loan to value maximums of 70%-75% at origination, and requests for guarantors Geographic exposure Note: Data as of September 30, 2025. Data is only non-owner occupied CRE & C&D loans. Data excludes medical office buildings. Credit detail by class Class Outstanding Avg. Balance Wtd. Avg. LTV Wtd. Avg Occupancy Class A > $2 million $142.3 $9.5 49.4% 94.5% Class B > $2 million 229.7 5.7 63.3% 79.9% Class C > $2 million 64.0 5.8 64.0% 83.9% Total > $2 million 436.0 6.6 58.9% 85.2% Total < $2 million 119.1 0.6 N/A N/A Total Office $555.1 $2.0 N/A NA Exposure by class

11 Valuable deposit base Cost of deposits 20.3% 18.9% 19.3% 19.2% 19.5% 2.83% 2.70% 2.54% 2.48% 2.53% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 3Q24 4Q24 1Q25 2Q25 3Q25 Noninterest-bearing as % of total deposits Cost of total deposits (%) Deposits by customer segment ($billions) • ~$2.5 billion in deposit balances acquired during the quarter due to the completion of the Southern States merger • Post-merger net deposit balances declined during the quarter by ~$59 million • Strategic run-off of higher cost non-relationship deposits & brokered deposit balances • Run-off balances partially replaced with core bank deposits generated through retail bank deposit gathering programs Highlights Noninterest -bearing checking 19% Interest- bearing checking 18% Money market & savings 43% Time 20% 37% Checking accounts 3Q25 Deposit composition $4.7 $4.9 $4.9 $4.8 $6.0 $4.9 $4.8 $4.7 $4.8 $6.0 $1.4 $1.6 $1.6 $1.8 $1.8 3Q24 4Q24 1Q25 2Q25 3Q25 Consumer Commercial Public $11.0 $11.3 $11.2 $11.4 $13.8

Asset Quality Metrics

Allowance for Credit Losses & Coverage Ratio
($ millions)


$156
$152
$151
$149
$185
1.65%
1.58%
1.54%
1.51%
1.50%
3Q24
4Q24
1Q25
2Q25
3Q25
ACL
ACL Coverage Ratio

Highlights

- Allowance build driven by the completion of the Southern States merger, which includes an allowance build of $7.5 million for PCD loans and $25.1 million for non-PCD loans
- Reported provision expense of $34.4 million, includes day one provision expense of $25.1 million for acquired non-PCD loans and $3.2 million for unfunded commitments
- Provision expense *(excluding merger-related impact)* of $6.1 million due to balance growth and changes in economic forecast

Provision for Credit Losses & Net Charge Offs
($ thousands)


$1,914
$7,084
$2,292
$5,337
$34,417
0.03%
0.47%
0.14%
0.02%
0.05%
$28.4MM Day one Provision Expense
$6.1MM Prov1 Expense
3Q24
4Q24
1Q25
2Q25
3Q25
Provision for Credit Losses
NCO Ratio (ann.)

Nonperforming Assets / Assets


0.99%
0.93%
0.84%
0.92%
0.89%
0.23%
0.24%
0.21%
0.16%
0.13%
0.76%
0.69%
0.63%
0.76%
0.76%
3Q24
4Q24
1Q25
2Q25
3Q25
Other NPAs2
Optional GNMA repurchase

[1] Excludes the impact of the day one provision expense for non-PCD acquired loans and unfunded commitments from the Southern States merger.
[2] Includes other real estate owned and repossessed assets–see page 14 of the Third Quarter 2025 Financial Supplement.

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13 1.65% 1.43% 1.20% 0.87% 2.83% 1.47% 1.61% 1.81% 3.96% 1.51% 1.13% 1.20% 0.87% 2.14% 1.86% 1.82% 1.35% 3.10% 1.50% 1.21% 1.18% 0.96% 2.33% 1.60% 1.78% 1.48% 3.35% Gross Loans HFI Commercial & Industrial Non-Owner Occ CRE Owner Occ CRE Construction Multifamily 1-4 Family Mortgage 1-4 Family HELOC Consumer & Other 3Q24 2Q25 3Q25 Allowance Modeling & Reserve Allocation ACL on loans HFI / Loans HFI by category • QoQ decline in the National Housing Price Index (HPI) forecast assumption drove increased reserves in portfolios that correlate closely to that metric – namely Construction, HELOC, and portions of Consumer & Other • Other forecast assumptions remained relatively steady • 1.50% ACL coverage ratio at period end Key forecast inputs1 4Q25 1Q26 2Q26 3Q26 National Unemployment Rate 4.4 4.5 4.6 4.7 CRE Price Index 1.1 1.3 1.3 1.4 National Housing Price Index 1.2 2.3 (1.2) (1.6) Prime Rate 6.5 6.3 6.0 5.8 1 Source: Moody’s “September 2025 U.S. Macroeconomic Outlook Baseline Scenario”, with the exception of the National Housing Price Index which also incorporates components of the Mortgage Bankers Association Mortgage Finance Forecast, September 2025.

Capital & Liquidity

Capital Position

	3Q24	2Q25	3Q25
Shareholder's Equity/Assets	12.1%	12.1%	12.2%
TCE/TA[1]	10.4%	10.4%	10.1%
Common Equity Tier 1[2]	12.7%	12.3%	11.7%
Tier 1 Risk-Based[2]	13.0%	12.6%	11.7%
Total Risk-Based[2]	15.1%	14.7%	13.5%
AOCI Adjusted Ratios:[1,2]			
Adj. Common Equity Tier 1			*11.5%*
Adjusted Total Risk-Based			*13.3%*

Simple Capital Structure



Tier 2 ACL 9%
Subordinated Notes 5%
Common Equity Tier 1 Capital 86%

Total regulatory capital: $1,924

On-balance sheet liquidity ($mm)



On-balance sheet liquidity
On-balance sheet liquidity / tangible assets[1]
$1,462
$1,644
$1,498
$1,713
$1,890
11.5%
12.7%
11.6%
13.1%
11.9%
3Q24
4Q24
1Q25
2Q25
3Q25

- Capital and liquidity levels remain strong and better than originally projected post-merger with Southern States
- Executed ~$24 million in share buy backs in 3Q25
- Securities portfolio makes up 9% of total assets and does not include any HTM securities
- 3Q25 available sources of liquidity –
  - $1.9 billion on-balance sheet
  - $7.8 billion Total other sources[3]

[1] Non-GAAP financial measure; See "Use of non-GAAP Financial Measures" and Non-GAAP reconciliations herein. [2] 3Q25 calculation is preliminary and subject to change. [3] Includes capacity from internal policy and does not include loans held at the REIT that could be pledged for additional capacity.

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15 Mortgage results • Mortgage segment pre-tax net contribution of $2.7 million, driven by lower provision and expenses • The elevated provision expense in 2Q25 did not repeat, increase was a one-time item related to a change in accounting estimate for ACL in 2Q • Lower lock and loan sale volumes in 3Q, more than offset by favorable valuation adjustments on loans held- for-sale (HFS) and mortgage servicing rights, net of hedging 2.84% 2.71% 2.51% 2.86% 2.69% 3Q24 4Q24 1Q25 2Q25 3Q25 Interest rate lock commitment volume ($mm) Mortgage gain on sale margin $314 $258 $329 $402 $272 $67 $58 $53 $55 $72 $381 $316 $382 $457 $344 3Q24 4Q24 1Q25 2Q25 3Q25 Purchase Refinance Highlights Mortgage Banking Segment ($ thousands) 3Q24 2Q25 3Q25 Total Revenue $ 13,555 $ 15,674 $ 15,938 Provision for loan losses 53 4,755 347 Noninterest expense 13,098 13,931 12,887 Pre-tax net contribution (loss) after allocations 404 (3,012) 2,704 Total Assets 583,087 617,408 646,805 Efficiency Ratio 96.6% 88.9% 80.9% Core Efficiency Ratio1 96.7% 89.1% 80.9% 1 Non-GAAP financial measure; See "Use of non-GAAP Financial Measures” and Non-GAAP reconciliations herein.

16 FBK & SSBK Combination Summary Deal Announced March 31, 2025 Regulatory Approval June 12, 2025 Shareholder Approval June 26, 2025 Legal Close July 1, 2025 System Conversion Completed Sept. 2, 2025 Merger timeline: Merger update:  Deal closed July 1, 2025 ~90 days from announcement to close  System conversion complete  Deal synergies finalized  Deal economics remain solid  All team members onboarded & working as one organization  All clients converted & being served under FirstBank brand Deal metrics Deal Assumptions Status Close timeline 4Q25 3Q 25 close & conversion Cost savings 25% in 2025 75% in 2026 100% thereafter 50% in 2025 100% in 2026 100% thereafter Transaction Costs ~$38 million Better than expected 2026 EPS accretion ~12% Better than expected 2026 Efficiency ratio ~50% On track Tangible book value per share dilution (%) < (4.0%) On track TBV earn back < 2 years Better than expected 1 Represents transaction costs recorded at Southern States pre-close and costs recorded at FBK pre & post close.

FirstBank

FBK & SSBK Combination

Purchase Accounting Impact

Southern States Deal Summary	$ Millions
Total deal consideration	$ 368
SSBK common equity at close	290
Purchase accounting adjustments:	
Loan marks	(71)
Securities marks	(3)
Sub-debt marks	9
Core deposit intangible (CDI)	31
Other, net	3
Total adjustments	(30)
Goodwill created	**$ 108**

3Q earnings impact	
Loans HFI mark accretion	~$7 million
Time-deposit mark amortization	~$500 thousand
Sub-Debt mark amortization	~$330 thousand
Core deposit intangible (CDI) amortization	~$1.5 million
Day 1 Provision Expense	~$28.4 million

17

18 Appendix

19 GAAP reconciliations and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

20 GAAP reconciliations and use of non-GAAP financial measures Adjusted net income and diluted earnings per share

21 GAAP reconciliations and use of non-GAAP financial measures Adjusted pre-tax pre-provision net revenue

22 GAAP reconciliations and use of non-GAAP financial measures Adjusted tangible net income

23 GAAP reconciliations and use of non-GAAP financial measures Adjusted pre-tax pre-provision net revenue

24 GAAP reconciliations and use of non-GAAP financial measures Adjusted tangible net income

25 GAAP reconciliations and use of non-GAAP financial measures Adjusted Common Equity Tier 1 and Total Risk-Based capital ratios

26 GAAP reconciliations and use of non-GAAP financial measures Core efficiency ratio (tax-equivalent basis)

27 GAAP reconciliations and use of non-GAAP financial measures Banking segment core efficiency ratio (tax-equivalent)

28 GAAP reconciliations and use of non-GAAP financial measures Mortgage segment core efficiency ratio (tax-equivalent)

29 GAAP reconciliations and use of non-GAAP financial measures Tangible assets, common equity and related measures

30 GAAP reconciliations and use of non-GAAP financial measures Tangible assets, common equity and related measures

31 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average tangible common equity and related measures

32 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average assets, common equity and related measures

33 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average tangible common equity and related measures

34 GAAP reconciliations and use of non-GAAP financial measures Adjusted return on average assets and equity